Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Second Quarter 2021 Financial Results
•Strong Performance Continues; 2021 Sales and Earnings Guidance Raised
•Sales Increase 3 Percent to $9.2 Billion; Organic Sales1 Increase 10 Percent
•Operating Margin Rate of 11.4 Percent, Segment Operating Margin Rate1 of 12.2 Percent
•EPS Increase 7 Percent to $6.42; Year to Date EPS Increase 78 Percent to $19.89 and Transaction-Adjusted EPS1 Increase 16 Percent to $13.00
•Company Raises 2021 Sales Guidance to $35.8 Billion to $36.2 Billion and Transaction-adjusted EPS1 Guidance to $24.40 to $24.80

FALLS CHURCH, Va. – July 29, 2021 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2021 sales increased 3 percent to $9.2 billion from $8.9 billion in the second quarter of 2020. Second quarter 2021 net earnings increased 3 percent to $1.04 billion, or $6.42 per diluted share from $1.01 billion, or $6.01 per diluted share, in the second quarter of 2020.
“Northrop Grumman delivered outstanding second quarter results, reflecting the strength of our portfolio and its alignment to national security priorities, as well as our team’s ability to perform on our commitments," said Kathy Warden, chairman, chief executive officer and president. “Based on the strength of our growth and performance year-to-date and our enhanced outlook for the year, we have increased our 2021 sales and EPS guidance.”

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Transaction-adjusted Net Earnings and Transaction-adjusted EPS
Year to date 2021 net earnings benefited from a gain on the sale of the company's IT services business. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs, as well as the make-whole premium for early debt redemption, year to date transaction-adjusted net earnings1 increased 13 percent and transaction-adjusted EPS1 increased 16 percent. Second quarter 2021 net earnings do not include any transaction-related adjustments. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2021	2020	2021	2020
Transaction-adjusted net earnings
Net earnings	$1,037	$1,005	$3,232	$1,873
Gain on sale of business	—	—	(1,980)	—
State tax impact[2]	—	—	160	—
Transaction costs	—	—	32	—
Make-whole premium	—	—	54	—
Federal tax impact of items above[3]	—	—	614	—
Adjustment, net of tax	$—	$—	$(1,120)	$—
Transaction-adjusted net earnings[1]	$1,037	$1,005	$2,112	$1,873

Transaction-adjusted per share data
Diluted EPS	$6.42	$6.01	$19.89	$11.16
Gain on sale of business per share	—	—	(12.18)	—
State tax impact per share[2]	—	—	0.98	—
Transaction costs per share	—	—	0.20	—
Make-whole premium per share	—	—	0.33	—
Federal tax impact of line items above per share[3]	—	—	3.78	—
Adjustment, net of tax per share	$—	$—	$(6.89)	$—
Transaction-adjusted EPS[1]	$6.42	$6.01	$13.00	$11.16

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
3
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended June 30			Six Months Ended June 30
$ in millions, except per share amounts	2021	2020	Change	2021	2020	Change
Sales
Aeronautics Systems	$2,913	$2,925	—%	$5,903	$5,768	2%
Defense Systems	1,427	1,886	(24%)	2,989	3,767	(21%)
Mission Systems	2,588	2,446	6%	5,177	4,793	8%
Space Systems	2,748	2,048	34%	5,269	3,996	32%
Intersegment eliminations	(525)	(421)		(1,030)	(820)
Total sales	9,151	8,884	3%	18,308	17,504	5%
Operating income
Aeronautics Systems	300	310	(3%)	608	573	6%
Defense Systems	177	217	(18%)	354	415	(15%)
Mission Systems	408	347	18%	805	700	15%
Space Systems	301	209	44%	577	411	40%
Intersegment eliminations	(69)	(52)		(132)	(101)
Segment operating income[1]	1,117	1,031	8%	2,212	1,998	11%
Segment operating margin rate[1]	12.2%	11.6%	60 bps	12.1%	11.4%	70 bps
FAS/CAS operating adjustment	18	103	(83%)	37	208	(82%)
Unallocated corporate income (expense):
Gain on sale of business	—	—	NM	1,980	—	NM
IT services divestiture – unallowable state taxes and transaction costs	—	—	NM	(192)	—	NM
Intangible asset amortization and PP&E step-up depreciation	(64)	(77)	(17%)	(129)	(159)	(19%)
Other unallocated corporate expense	(27)	(63)	(57%)	(42)	(119)	(65%)
Unallocated corporate (expense) income	(91)	(140)	(35%)	1,617	(278)	NM
Total operating income	$1,044	$994	5%	$3,866	$1,928	101%
Operating margin rate	11.4%	11.2%	20 bps	21.1%	11.0%	1,010 bps
Interest expense	(136)	(154)	(12%)	(291)	(279)	4%
Non-operating FAS pension benefit	367	303	21%	734	605	21%
Other, net	27	60	(55%)	9	2	350%
Earnings before income taxes	1,302	1,203	8%	4,318	2,256	91%
Federal and foreign income tax expense	265	198	34%	1,086	383	184%
Effective income tax rate	20.4%	16.5%	390 bps	25.2%	17.0%	820 bps
Net earnings	$1,037	$1,005	3%	$3,232	$1,873	73%
Diluted earnings per share	6.42	6.01	7%	19.89	11.16	78%
Weighted-average diluted shares outstanding, in millions	161.5	167.3	(3%)	162.5	167.9	(3%)

Net cash provided by operating activities	$1,028	$2,337	(56%)	$962	$1,344	(28%)
Capital expenditures	(230)	(269)	(14%)	(435)	(541)	(20%)
Proceeds from sale of equipment to a customer	56	—	NM	56	—	NM
Adjusted free cash flow[1]	$854	$2,068	(59%)	$583	$803	(27%)
IT services divestiture transaction costs	—	—	NM	39	—	NM
IT services divestiture federal and state taxes	390	—	NM	390	—	NM
Transaction-adjusted free cash flow[1]	$1,244	$2,068	(40%)	$1,012	$803	26%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	4

Sales
Second quarter 2021 sales increased $267 million, or 3 percent, primarily due to higher sales at Space Systems and Mission Systems, partially offset by lower sales at Defense Systems principally due to the impact of the IT services divestiture. Second quarter 2021 organic sales1 (total sales excluding sales attributable to the company's IT services divestiture) increased $852 million, or 10 percent.
Operating Income and Margin Rate
Second quarter 2021 operating income increased $50 million, or 5 percent, due to higher segment operating income and lower unallocated corporate expense, partially offset by a lower FAS/CAS operating adjustment. Second quarter 2021 operating margin rate increased to 11.4 percent reflecting a higher segment operating margin rate in addition to the items above.
Segment Operating Income and Margin Rate
Second quarter 2021 segment operating income increased $86 million, or 8 percent, due to higher sales and a higher segment operating margin rate. Higher operating income at Space Systems and Mission Systems was partially offset by lower operating income at Defense Systems, principally due to the impact of the IT services divestiture, and Aeronautics Systems. Second quarter 2020 segment operating income from the IT services business was $60 million. Segment operating margin rate increased to 12.2 percent from 11.6 percent due to higher operating margin rates at Mission Systems, Defense Systems and Space Systems, partially offset by a lower operating margin rate at Aeronautics Systems.
Federal and Foreign Income Taxes
The second quarter 2021 effective tax rate increased to 20.4 percent from 16.5 percent in the prior year period primarily due to a change made in tax revenue recognition on certain long-term contracts, which increased taxable income in years prior to the 2017 Tax Cuts and Jobs Act at a rate above the current statutory rate.
Cash Flows
Second quarter cash provided by operating activities decreased $1.3 billion from the prior year period due to changes in trade working capital and $390 million of federal and state taxes paid related to the IT services divestiture. The prior year period benefited from CARES Act payroll tax deferrals and the increased Department of Defense (DoD) progress payment rates. Year to date 2021 cash provided by operating activities decreased $382 million principally due to the $390 million of federal and state taxes paid related to the IT services divestiture.
Second quarter 2021 transaction-adjusted free cash flow1 decreased $824 million principally due to changes in trade working capital. Year to date 2021 transaction-adjusted free cash flow1 increased $209 million due to improved trade working capital.
Awards and Backlog
Second quarter and year to date 2021 net awards totaled $6.5 billion and $15.4 billion, respectively, and backlog totaled $76.6 billion. Significant second quarter new awards include $1.7 billion for restricted programs, $0.4 billion for F-35, $0.3 billion for GMLRS, $0.3 billion for E-2 and $0.2 billion for Global Hawk.
1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	5

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,913	$2,925	—%	$5,903	$5,768	2%
Operating income	300	310	(3)%	608	573	6%
Operating margin rate	10.3%	10.6%		10.3%	9.9%
Sales
Second quarter 2021 sales were comparable to the prior year period. Higher restricted and E-2 production volume was offset by a reduction in A350 production activity and lower volume on the B-2 Defensive Management Systems Modernization program as well as certain Global Hawk programs as they near completion.
Operating Income
Second quarter 2021 operating income decreased $10 million, or 3 percent, due to a lower operating margin rate. Operating margin rate decreased to 10.3 percent from 10.6 percent principally due to a $21 million benefit recognized in the prior period in connection with the resolution of a government accounting matter, partially offset by higher net favorable EAC adjustments.

DEFENSE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$1,427	$1,886	(24)%	$2,989	$3,767	(21)%
Operating income	177	217	(18)%	354	415	(15)%
Operating margin rate	12.4%	11.5%		11.8%	11.0%
Sales
Second quarter 2021 sales decreased $459 million, or 24 percent, primarily due to a $416 million reduction in sales related to the IT services divestiture. Second quarter 2021 organic sales1 decreased $43 million, or 3 percent, principally due to the close-out of the contract at the Army’s Lake City ammunition plant, partially offset by higher volume on the Guided Missile Launch Rocket System program, Republic of Korea Global Hawk Contractor Logistics Support program and production ramp-up on advanced fuze programs.
Operating Income
Second quarter 2021 operating income decreased $40 million, or 18 percent, primarily due to the impact of the IT services divestiture. Operating margin rate increased to 12.4 percent from 11.5 percent and reflects improved performance at Battle Management and Missile Systems due, in part, to changes in mix as a result of recent contract completions.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	6

MISSION SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,588	$2,446	6%	$5,177	$4,793	8%
Operating income	408	347	18%	805	700	15%
Operating margin rate	15.8%	14.2%		15.5%	14.6%
Sales
Second quarter 2021 sales increased $142 million, or 6 percent, due to higher volume across the sector, partially offset by a $131 million reduction in sales related to the IT services divestiture. Second quarter 2021 organic sales1 increased $273 million, or 12 percent. Maritime/Land Systems and Sensors sales increased primarily due to higher volume on land systems, including the Ground/Air Task-Oriented Radar program, and higher marine systems and international volume. Navigation, Targeting and Survivability sales increased primarily due to higher intercompany volume on the Ground Based Strategic Deterrent (GBSD) program. Airborne Multifunction Sensors sales increased principally due to higher airborne radar volume, including the Scalable Agile Beam Radar and Multi-role Electronically Scanned Array programs. Networked Information Solutions sales increased primarily due to higher volume on electronic warfare programs, including the Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare program.
Operating Income
Second quarter 2021 operating income increased $61 million, or 18 percent, due to higher sales volume and a higher operating margin rate. Operating margin rate increased to 15.8 percent from 14.2 percent principally due to the favorable resolution of certain government accounting matters and changes in contract mix toward more fixed-price content, largely as a result of the IT services divestiture.

SPACE SYSTEMS	Three Months Ended June 30		%	Six Months Ended June 30		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,748	$2,048	34%	$5,269	$3,996	32%
Operating income	301	209	44%	577	411	40%
Operating margin rate	11.0%	10.2%		11.0%	10.3%
Sales
Second quarter 2021 sales increased $700 million, or 34 percent, primarily due to higher sales in both the Launch & Strategic Missiles and Space business areas, partially offset by a $43 million reduction in sales related to the IT services divestiture. Second quarter 2021 organic sales1 increased $743 million, or 37 percent. Launch & Strategic Missiles sales increased primarily due to ramp-up on GBSD and the Next Generation Interceptor program as well as higher volume on Commercial Resupply Service missions and hypersonics programs. Space sales were driven by higher volume on restricted programs, Artemis and the Next Generation Overhead Persistent Infrared program.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	7

Operating Income
Second quarter 2021 operating income increased $92 million, or 44 percent, due to higher sales volume and a higher operating margin rate. Operating margin rate increased to 11.0 percent from 10.2 percent principally due to higher net favorable EAC adjustments on commercial space programs.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	8

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2021 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2021 financial guidance and outlook beyond 2021 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic in 2021, based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K, and among other factors, disruptions to the company’s operations (or those of its customers or supply chain), additional costs and liabilities, disruptions in the market, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, extraordinary measures taken in connection with a breach, or changes in support for our programs or in federal corporate tax rates, can impact the company's ability to achieve guidance or meet expectations.
Effective Jan. 30, 2021, Northrop Grumman completed the divestiture of its IT services business for approximately $3.4 billion in cash. The guidance below is updated for operations and continues to reflect the divestiture.

2021 Guidance
($ in millions, except per share amounts)	As of 4/29/2021			As of 7/29/2021
Sales	35,300	—	35,700	35,800	—	36,200
Segment operating margin %[1]	11.5	—	11.7	11.6	—	11.8
Total net FAS/CAS pension adjustment[2]	~1,540			~1,540
Unallocated corporate expense (income)
Intangible asset amortization & PP&E step-up depreciation	~260			~260
Divestiture related[3]	~(1,790)			~(1,790)
Other items	~220			~190
Operating margin %[4]	15.4	—	15.6	15.5	—	15.7
Interest expense	~560			~560
Effective tax rate %	~22.0			~22.5
Weighted average diluted shares outstanding	~161			~161
MTM-adjusted diluted EPS[1]	30.90	—	31.40	31.30	—	31.70
Adjusted free cash flow[1]	~2,200	—	~2,500	~2,200	—	~2,500

Transaction-adjusted EPS[1]	24.00	—	24.50	24.40	—	24.80
Transaction-adjusted free cash flow[1]	~3,000	—	~3,300	~3,000	—	~3,300

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $485 million of expected CAS pension cost and $1,055 million of expected FAS pension benefit. $415 million of FAS pension service cost is reflected in operating income and $1,470 million of FAS non-service pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.
3	Divestiture related includes impacts related to the company's IT services divestiture, including (as applicable) the gain on sale of the business, associated federal and state income tax expense, transaction costs, the make-whole premium for early debt redemption and related tax impacts.
4	Divestiture related impact on operating margin was ~5%.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	9

Sector Guidance
	As of 4/29/2021	As of 7/29/2021
Aeronautics Systems
Sales $B	Mid to High 11	$11.5	—	$11.7
OM Rate	Low 10%	10.1%	—	10.3%
Defense Systems
Sales $B	Mid to High 5	$5.75	—	$5.95
OM Rate	Low 11%	11.3%	—	11.5%
Mission Systems
Sales $B	~10	$10.1	—	$10.3
OM Rate	~15%	15.2%	—	15.4%
Space Systems
Sales $B	~10	$10.3	—	$10.5
OM Rate	~10%	10.2%	—	10.4%
Eliminations
Sales $B		$(2.0)	—	$(2.1)
OM Rate		12.7%	—	12.9%

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	10

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on July 29, 2021. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 90,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

###
Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty. They include:
•the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, additional costs and liabilities, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly
•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

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Northrop Grumman Reports Second Quarter 2021 Financial Results	11

•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners
•the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components
•changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•increased competition within our markets and bid protests
•the ability to maintain a qualified workforce with the required security clearances and requisite skills
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•environmental matters, including unforeseen environmental costs and government and third party claims
•natural disasters
•health epidemics, pandemics and similar outbreaks
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no

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Northrop Grumman Reports Second Quarter 2021 Financial Results	12

obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	13

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2021	2020	2021	2020
Sales
Product	$7,193	$6,482	$14,215	$12,658
Service	1,958	2,402	4,093	4,846
Total sales	9,151	8,884	18,308	17,504
Operating costs and expenses
Product	5,620	5,127	11,310	10,079
Service	1,488	1,931	3,215	3,877
General and administrative expenses	999	832	1,897	1,620
Total operating costs and expenses	8,107	7,890	16,422	15,576
Gain on sale of business	—	—	1,980	—
Operating income	1,044	994	3,866	1,928
Other (expense) income
Interest expense	(136)	(154)	(291)	(279)
Non-operating FAS pension benefit	367	303	734	605
Other, net	27	60	9	2
Earnings before income taxes	1,302	1,203	4,318	2,256
Federal and foreign income tax expense	265	198	1,086	383
Net earnings	$1,037	$1,005	$3,232	$1,873

Basic earnings per share	$6.44	$6.02	$19.95	$11.20
Weighted-average common shares outstanding, in millions	161.0	166.9	162.0	167.3
Diluted earnings per share	$6.42	$6.01	$19.89	$11.16
Weighted-average diluted shares outstanding, in millions	161.5	167.3	162.5	167.9

Net earnings (from above)	$1,037	$1,005	$3,232	$1,873
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(2)	(11)	(4)	(21)
Change in cumulative translation adjustment and other, net	1	10	—	1
Other comprehensive loss, net of tax	(1)	(1)	(4)	(20)
Comprehensive income	$1,036	$1,004	$3,228	$1,853

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Northrop Grumman Reports Second Quarter 2021 Financial Results	14

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$3,941	$4,907
Accounts receivable, net	1,910	1,501
Unbilled receivables, net	5,418	5,140
Inventoried costs, net	863	759
Prepaid expenses and other current assets	630	1,402
Assets of disposal group held for sale	—	1,635
Total current assets	12,762	15,344
Property, plant and equipment, net of accumulated depreciation of $6,640 for 2021 and $6,335 for 2020	7,164	7,071
Operating lease right-of-use assets	1,575	1,533
Goodwill	17,518	17,518
Intangible assets, net	680	783
Deferred tax assets	433	311
Other non-current assets	2,010	1,909
Total assets	$42,142	$44,469

Liabilities
Trade accounts payable	$2,001	$1,806
Accrued employee compensation	1,746	1,997
Advance payments and billings in excess of costs incurred	2,526	2,517
Other current liabilities	2,318	3,002
Liabilities of disposal group held for sale	—	258
Total current liabilities	8,591	9,580
Long-term debt, net of current portion of $6 for 2021 and $742 for 2020	12,764	14,261
Pension and other postretirement benefit plan liabilities	5,942	6,498
Operating lease liabilities	1,389	1,343
Other non-current liabilities	2,284	2,208
Total liabilities	30,970	33,890

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2021—160,384,110 and 2020—166,717,179	160	167
Paid-in capital	—	58
Retained earnings	11,144	10,482
Accumulated other comprehensive loss	(132)	(128)
Total shareholders’ equity	11,172	10,579
Total liabilities and shareholders’ equity	$42,142	$44,469

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	15

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2021	2020
Operating activities
Net earnings	$3,232	$1,873
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	594	605
Stock-based compensation	40	36
Deferred income taxes	(121)	169
Gain on sale of business	(1,980)	—
Net periodic pension and OPB income	(546)	(408)
Pension and OPB contributions	(74)	(69)
Changes in assets and liabilities:
Accounts receivable, net	(453)	(663)
Unbilled receivables, net	(312)	(126)
Inventoried costs, net	(104)	(49)
Prepaid expenses and other assets	26	(16)
Accounts payable and other liabilities	(202)	(374)
Income taxes payable, net	881	330
Other, net	(19)	36
Net cash provided by operating activities	962	1,344

Investing activities
Divestiture of IT services business	3,400	—
Capital expenditures	(435)	(541)
Proceeds from sale of equipment to a customer	56	—
Other, net	1	2
Net cash provided by (used in) investing activities	3,022	(539)

Financing activities
Net proceeds from issuance of long-term debt	—	2,239
Payments of long-term debt	(2,236)	(27)
Payments to credit facilities	—	(13)
Common stock repurchases	(2,143)	(490)
Cash dividends paid	(486)	(469)
Payments of employee taxes withheld from share-based awards	(31)	(64)
Other, net	(54)	(48)
Net cash (used in) provided by financing activities	(4,950)	1,128
(Decrease) increase in cash and cash equivalents	(966)	1,933
Cash and cash equivalents, beginning of year	4,907	2,245
Cash and cash equivalents, end of period	$3,941	$4,178

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	16

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Three Months Ended June 30
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$2,913	$—	$2,913	$2,925	$—	$2,925	—%
Defense Systems	1,427	—	1,427	1,886	(416)	1,470	(3)%
Mission Systems	2,588	—	2,588	2,446	(131)	2,315	12%
Space Systems	2,748	—	2,748	2,048	(43)	2,005	37%
Intersegment eliminations	(525)	—	(525)	(421)	5	(416)
Total	$9,151	$—	$9,151	$8,884	$(585)	$8,299	10%

	Six Months Ended June 30
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$5,903	$—	$5,903	$5,768	$—	$5,768	2%
Defense Systems	2,989	(106)	2,883	3,767	(805)	2,962	(3)%
Mission Systems	5,177	(42)	5,135	4,793	(261)	4,532	13%
Space Systems	5,269	(16)	5,253	3,996	(87)	3,909	34%
Intersegment eliminations	(1,030)	2	(1,028)	(820)	9	(811)
Total	$18,308	$(162)	$18,146	$17,504	$(1,144)	$16,360	11%

1	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	17

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	June 30, 2021			December 31, 2020	% Change in 2021
$ in millions	Funded[1]	Unfunded	Total Backlog[2,3]	Total Backlog[2]
Aeronautics Systems	$10,635	$10,325	$20,960	$24,002	(13)%
Defense Systems	5,988	683	6,671	8,131	(18)%
Mission Systems	10,032	3,337	13,369	13,805	(3)%
Space Systems	6,449	29,197	35,646	35,031	2%
Total backlog	$33,104	$43,542	$76,646	$80,969	(5)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3
In connection with the IT services divestiture, the company reduced backlog by $1.4 billion during the first quarter of 2021 ($1.0 billion at Defense Systems, $0.2 billion at Mission Systems and $0.2 billion at Space Systems).

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	18

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2021	2020	2021	2020
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$18	$103	$37	$208
Non-operating FAS pension benefit	367	303	734	605
Total net FAS/CAS pension adjustment	385	406	771	813
Tax effect[1]	(81)	(85)	(162)	(171)
After-tax impact	$304	$321	$609	$642
Weighted-average diluted shares outstanding, in millions	161.5	167.3	162.5	167.9
Per share impact	$1.88	$1.92	$3.75	$3.82

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(64)	$(77)	$(129)	$(159)
Tax effect[1]	13	16	27	33
After-tax impact	$(51)	$(61)	$(102)	$(126)
Weighted-average diluted shares outstanding, in millions	161.5	167.3	162.5	167.9
Per share impact	$(0.32)	$(0.36)	$(0.63)	$(0.75)

1	Based on a 21% statutory tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	19

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company's IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Second Quarter 2021 Financial Results	20

Adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com